Exhibit 2.8

The date of assigning ID to the Exchange-Traded Bond Program
Approved on “23” June 2016		27 July 2016

Identification number:
Board of Directors of MTS PJSC	4-04715-A-001P-02E
(name of the issuer’s governing body that approved the listing prospectus)

Minutes No	250

(name of the exchange that assigned the identification number to the exchange-traded bond Program)

of “23 ”June 2016

(position and signature of the authorized

person of the exchange that assigned the identification number to the Exchange -Traded Bond Program)

Stamp

LISTING PROSPECTUS

Mobile TeleSystems Public Joint-Stock Company

(full company name of the issuer (for a non-profit organizations - name))

exchange-traded documentary interest-bearing non-convertible bonds payable to bearer and subject to mandatory deposit with a total nominal value of all issues of exchange-traded bonds placed under the exchange-traded bond program, up to and inclusive of 100,000,000,000 (one hundred billion) Russian rubles or an equivalent of this amount in foreign currency with a maturity date of which occurs no later than on the 5,460 (Five thousand four hundred and sixtieth) day from the flotation start date for exchange bonds  placed under the exchange-traded bond program through public subscription

Exchange-traded bond series: 001P

(kind, category (type), form of securities and their other identification attributes) (nominal value (if any) and quantity of securities, the maturity date is also indicated for the issuer’s bonds and options)

The information contained in this securities prospectus is subject to disclosure in accordance with the Russian Federation laws on securities.

THE EXCHANGE THAT DECIDED TO ASSIGN THE IDENTIFICATION NUMBER TO THE PROGRAM OF EXCHANGE-TRADED BONDS IS NOT RESPONSIBLE FOR THE ACCURACY OF INFORMATION CONTAINED IN THIS LISTING PROSPECTUS AND BY THE FACT OF ASSIGNING THE IDENTIFICATION NUMBER TO THE OF EXCHANGE BOND PROGRAM DOES NOT EXPRESS ITS RELATION TO THE PLACED SECURITIES (1).

(1)  This phrase to be printed in capital letters with the largest of the fonts used on the title page of the securities prospectus, except for its name.

President		A.A. Dubovskov
(positrion of the head of the issuer)	(signature)	(Full name)

“        ”                         20

Chief Accountant (position of the person acting as the chief accountant of the issuer)
A.V. Dvoretskikh
“ ” 20	(signature) L.S.	(Full name)

Introduction

In the introduction the issuer summarizes the basic information provided hereinafter in the securities prospectus, namely:

a) basic information about the issuer:

The issuer’s full name: Mobile TeleSystems Public Joint-Stock Company

The issuer’s abbreviated name: MTS PJSC

TIN 7740000076

OGRN 1027700149124

located at:: Moscow, Russian Federation

date of state registration: 01.03.2000

the issuer’s creation goals (if any): profit

the issuer’s main types of business: operations in the field of planning, marketing, construction and operation of telecom networks and facilities, providing access to the Internet info-communication network and providing telecom services in the territories listed in the licenses issued to MTS PJSC by the authorized government body

(hereinafter referred to as MTS PJSC, Issuer, Society, Company).

Hereinafter, the following terms will be used:

Bonds Program or Program - the 001P Series Exchange-Traded Program, the first part of the decision on the issue of securities containing generally defined rights of the exchange bond holders and other general terms for one or more issues of exchange-traded  bonds;

Terms of issue - Conditions for the issue of exchange-traded bonds under the Bond Program, the second part of the decision on the issue of securities containing specific conditions for a separate issue of Exchange-Traded Bonds;

Issue - a separate issue of exchange-traded bonds placed under the Program;

Exchange-traded bond or Exchange-traded bond of an issue - an exchange- traded bond placed as part of an Issue;

Exchange-traded bonds, Exchange-traded bonds of an issue - exchange-traded bonds placed within one Issue.

b) basic information on securities placed by the issuer:

kind: bearer exchange bonds

series (for bonds):  Information about the series will be indicated in the Terms of Issue of exchange- traded bonds placed under the exchange bond program.

other identification attributes of securities: exchange-traded documentary interest-bearing non-convertible bonds payable to bearer and subject to mandatory deposit.

number of securities placed: The number of Exchange-Traded Bonds of the issue placed under the Bond Program will be determined in the relevant Terms of Issue.

nominal value:  The nominal value of each Exchange-Traded Bond will be established in the relevant Terms of issue

The maximum sum of the nominal values of Exchange-Traded Bonds that can be placed under the Bond Program is 100,000,000,000 (One hundred billion) Russian rubles inclusive, or the equivalent of this amount in foreign currency, calculated at the rate of the Bank of Russia on the date when the issuer’s authorized executive body decided to  approve the Terms of Issue.

procedure and terms of flotation (start date, end date of flotation or order of determination thereof):

The term (procedure to define the term) of Exchange-Traded Bond flotation is not determined in the Program terms.

The issuer of Exchange-Traded Bonds and the stock exchange that admitted them to the organized listing are obliged to provide access to the information contained in the Listing Prospectus (hereinafter and before - “Prospectus”) to any interested persons regardless of the purposes of obtaining such information not later than the flotation start date for the Exchange-Traded Bonds.

A message on the identification number assignment to the Program and the procedure for access to the information contained in the Program and the Prospectus is published by the Issuer in the manner and within the terms specified in clause 11 of the Program and clause 8.11 of the Prospectus.

Notification on admission of Exchange-Traded Bonds to listing during their flotation (on the inclusion of Exchange-Traded Bonds in the List of securities admitted for trading in MICEX SE CJSC (hereinafter referred to as the List)) and on the identification number assignment to the issue of Exchange-Traded Bonds, as well as the procedure for access to information contained in the Terms of Issue is published by the Issuer in the manner and within the terms specified in clause 11 of the Program and clause 8.11 of the Prospectus.

The flotation start date for the Exchange-Traded Bonds is determined by the sole executive body of the Issuer. Information on the Issuer determined flotation start date for the Exchange-Traded Bonds is published by the Issuer in the manner and within the terms specified in clause 11 of the Program and clause 8.11 of the Prospectus. The flotation start date for the Exchange-Traded Bonds is determined by the Issuer in accordance with the current federal legislation of RF.

The Issuer shall notify the Exchange and NSD of the determined flotation start date in the agreed order.

The flotation start date for the Exchange-Traded Bonds may be shifted (changed) by decision of the sole governing body of the Issuer, provided that the requirements are met for the procedure of disclosing information on shifting (changing) the flotation start date for the Exchange-Traded Bonds as set forth by the legislation of the Russian Federation, the Program and the Prospectus.

If the Issuer decides to shift (change) the flotation start date disclosed in the above manner, the Issuer shall publish a notice on the change in the flotation start date in the order set forth in clause 11 of the Program and clause 8.11 of the Prospectus.

The Issuer shall notify the Stock Exchange and the NSD on the change in the flotation start date not later than 1 (one) day prior to the relevant date.

The latest date (procedure for determining the date) for allowing flotation of bonds under the bond program:

The flotation end date for the Exchange-Traded Bonds (or the procedure for determining the term of flotation thereof) will be established in the relevant Terms of Issue.

offering price or procedure for its determination:

The offering price of the Exchange-Traded Bonds  placed under the Program will be set forth in the relevant Terms of Issue

c) basic information on the securities placed by the issuer in respect of which registration of the prospectus is carried out (in case of subsequent registration of the listing prospectus (after state registration of the report (submission of a notice) on the results of the securities issue (additional issue)): kind, category (type), series (for bonds) and other identification attributes of securities, the number of securities placed, par value (if indication of nominal value is required by the legislation of the Russian Federation Federation), terms of security (for secured bonds), conditions of conversion (for convertible securities): these securities are absent.

d) principal goals of the issue and directions of the use of funds raised as a result of the securities placement, if the prospectus is registered in respect of securities placed by public or private subscription;

Funds received by the Issuer from Exchange-Traded Bond flotation will be used to finance the implementation of corporate goals, including the investment program implementation and the Issuer’s working capital replenishment.

e) other information that the issuer deems necessary to indicate in the introduction: none

This securities prospectus contains estimates and forecasts of the issuer’s authorized governing bodies regarding future events and (or) activities, development outlooks for the sector of economy in which the issuer runs (the issuer and the person providing security for the issuer’s bonds carry out) its core business and for the results of performance by the issuer (the issuer and the person providing security for the issuer’s bonds), including its (their) plans, likelihood of occurrence of certain events and taking certain actions. Investors should not entirely rely on the estimates and forecasts by the issuer’s governing bodies since the actual performance results of the issuer (the issuer and the person providing security for the issuer’s bonds) in the future may differ from the predicted results for many reasons.  Acquisition of the issuer’s securities is associated with the risks described in this listing prospectus.